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IDS LIFE ACCOUNT RE (REVA)
Registration Number 33-13375

EXHIBIT INDEX

23.1 Consent of Independent Auditors (KPMG Peat Marwick LLP)

23.2 Consent of Independent Auditors (Ernst & Young LLP)

24.  Directors Power of Attorney